Exhibit 10.3(9)
AMENDMENT TO MASTER LEASE

This AMENDMENT TO MASTER LEASE (this “Amendment”) is entered into as of November 17, 2021, by and among Ace A PropCo LLC, a Delaware limited liability company, (together with its permitted successors and assigns, “Aria Landlord”), Ace V PropCo LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Vdara Landlord” and, individually or together with the Aria Landlord, as the context may require, “Landlord”), and MGM Lessee III, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Tenant”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Master Lease (as hereinafter defined).

RECITALS

A.Landlord and Tenant have entered into that certain Master Lease dated as of September 28, 2021 (the “Master Lease”); and

B.Landlord and Tenant desire to amend the Master Lease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I AMENDMENT TO MASTER LEASE

1.1Radius.    Section 13.6 of the Master Lease is hereby amended and restated as follows:

Blanket Policy. Any blanket insurance policy shall specifically allocate to the Leased Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate policy insuring only the Leased Property hereof, subject to review and approval by Landlord based on the schedule of locations and values, and such other documentation required by Landlord. Further, to the extent the policies are maintained pursuant to a blanket insurance policy that covers more than one location within a radius of the Leased Property equal to (a) with respect to property coverage, the lesser of one thousand feet and any radius required pursuant to any Facility Mortgage then in effect, and (b) with respect to terrorism coverage, one thousand feet (it being agreed that with respect to the Bellagio Hotel & Casino and the Aria Leased Property, the parking garage located at the Bellagio Hotel & Casino would not count towards the calculation of such radius) (each, the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain property and terrorism coverage as set forth in this Article XIII for the Leased Property and any and all other locations combined within the applicable Radius that are covered by such blanket insurance policy calculated on a total insured value basis.”

1.2No Further Amendment. The Master Lease shall remain in full force and effect, unmodified, except as expressly set forth in Section 1.1 above

1.3Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principals.

1.4Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, this Amendment to Master Lease has been executed by Landlord and Tenant as of the date first written above.

ARIA LANDLORD:

ACE A PROPCO LLC
By: /s/ Qahir Madhany
Name: Qahir Madhany
Title: Managing Director and Vice President

VDARA LANDLORD:

ACE V PROPCO LLC
By: /s/ Qahir Madhany
Name: Qahir Madhany
Title: Managing Director and Vice President

TENANT:

MGM LESSEE III, LLC,
a Delaware limited liability company
By: CityCenter Holdings, LLC, as its sole member
By: Project CC, LLC, as its managing member

By: /s/ Laura Norton
Name: Laura Norton
Title: Assistant Secretary

[signature page to Amendment to Master Lease]